EXHIBIT 23


                   CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48972, 33-45788 and 33-55487) of Tellabs, Inc. of our
report dated January 20, 1999, with respect to the consolidated financial statements and schedule of Tellabs, Inc. included and incorporated by reference in the Annual Report (Form 10-K) for the year ended
January 1, 1999.




/s Ernst & Young LLP

Ernst & Young LLP
Chicago, Illinois
March 26, 1999